UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2025

Keros Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39264	81-1173868
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Waltham Street, Suite 302 Lexington, Massachusetts		02421
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 314-6297

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	KROS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On April 17, 2025, Keros Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Pontifax (Israel) IV, L.P., Pontifax (Cayman) IV, L.P., Pontifax (China) IV, L.P. and Pontifax Late Stage Fund L.P. (together with their affiliates, “Pontifax”).

The Letter Agreement provides that, among other things, the Company will nominate each of Mary Ann Gray, Ran Nussbaum and Alpna Seth, each of whom is a current member of the Company’s Board of Directors, for election at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). In addition, Pontifax has agreed to abide by certain customary standstill restrictions, which remain in effect until the earlier of (x) December 31, 2025 or (y) the thirtieth day prior to the notice deadline under the Company’s Amended and Restated Bylaws (as in effect on the date of the Letter Agreement) for the nomination of director candidates by a stockholder for the Company’s 2026 Annual Meeting of Stockholders, subject to earlier termination in certain limited circumstances as set forth in the Letter Agreement. The Company and Pontifax have also agreed to certain non-disparagement obligations.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Letter Agreement, dated April 17, 2025, by and between the Company and Pontifax.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEROS THERAPEUTICS, INC.

By:	/s/ Jasbir Seehra
Jasbir Seehra, Ph.D. Chief Executive Officer
Dated: April 18, 2025